                                                                    EXHIBIT 99.9

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES

To the Partners of
Sierra Pacific Development Fund II


We have audited the consolidated financial statements of Sierra Pacific Development Fund II and subsidiary, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and reports are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Development Fund II, listed in Item E of the Table of Contents. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2000

                                   SCHEDULE II
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 1999, 1998 and 1997


                                                                       Income -
                                                                      Producing
                                                                     Properties
                                                                     ----------
Allowance for loss - January 1, 1997                                 $ 450,000

 Provision charged to costs and expenses (1)                                 0
                                                                     ---------
Allowance for loss - December 31, 1997                                 450,000

 Provision charged to costs and expenses (1)                                 0
                                                                     ---------
Allowance for Loss - December 31, 1998                                 450,000

 Provision charged to costs and expenses (1)                                 0
                                                                     ---------
Allowance for loss - December 31, 1999                               $ 450,000
                                                                     =========

(1) See Notes 1 and 4 to consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

                                                              Initial Cost                 Improvements
                                                            to Partnership (1)             Capitalized
                                                      ----------------------------
                                     Encumb-                              Improve-         After Acquis-
Description                           rances             Land              ments            ition (2)
--------------------------------------------------------------------------------------------------------
OFFICE/INDUSTRIAL BUILDINGS
  INCOME -PRODUCING:
5850 San Felipe
Houston, Texas                     $ 3,000,000       $ 1,950,000       $ 2,806,932       $ 2,428,165

Sierra Southwest Pointe
  Houston, Texas                     1,494,678           570,124         2,279,488           495,844

Sierra Westlakes Development
Houston, Texas                       1,902,438         1,743,622                           3,759,827
                                   ---------------------------------------------------------------------
TOTAL                              $ 6,397,116       $ 4,263,746       $ 5,086,420       $ 6,683,836
                                   =====================================================================

                                                    Gross Amount at
                                           Which carried at close of period
                                     ----------------------------------------------
                                                      Improve-             Total         Accumulated           Date          Date
Description                            Land            ments            (3)(4)(5)      Depreciation (5)    Constructed    Acquired
----------------------------------------------------------------------------------------------------------------------------------
OFFICE/INDUSTRIAL BUILDINGS
  INCOME -PRODUCING:
5850 San Felipe
Houston, Texas                     $ 1,950,000       $ 5,162,296       $ 7,112,296       $ 1,437,594           3/77        12/94

Sierra Southwest Pointe
  Houston, Texas                       570,124         2,561,913         3,132,037           765,965           8/72         7/91

Sierra Westlakes Development
Houston, Texas                       1,743,622         2,331,415         4,075,037         1,075,160          10/85         8/84
                                   -----------------------------------------------------------------
TOTAL                              $ 4,263,746       $10,055,624       $14,319,370       $ 3,278,719
                                   =================================================================

                                   Depreciation
Description                           Life
-----------------------------------------------
OFFICE/INDUSTRIAL BUILDINGS
  INCOME -PRODUCING:
5850 San Felipe
Houston, Texas                     1-30 yrs.

Sierra Southwest Pointe
  Houston, Texas                   2-30 yrs.

Sierra Westlakes Development
Houston, Texas                     1-30 yrs.

TOTAL


(1)    The initial cost represents the original purchase price of the property.

(2)    The Partnership has capitalized property development costs.

(3)    Also represents costs for Federal Income Tax purposes.

(4) A valuation allowance of $450,000 was established as the appraised value of the properties declined below book value. See Notes 1 and 4 To the financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an exhibit.

(5) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 1999 is as follows:

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION


                                                      Total Real Estate                  Accumulated
                                                       Carrying Value                   Depreciation
                                                       --------------                   ------------
Balance - January 1, 1997                              $  14,428,604                   $   2,772,155

   Additions during the year                                 676,666                         670,736
   Write off fully depreciated assets                        (37,220)                        (37,220)
                                                       -------------                   -------------
Balance - December 31, 1998                               15,068,050                       3,405,671
   Additions during the year                                 416,813                         729,888
   Write off fully depreciated assets                     (1,467,901)                     (1,467,901)
                                                       -------------                   -------------
Balance - December 31, 1998                               14,016,962                       2,667,658
    Additions during the year                                387,242                         695,895
    Write off fully depreciated assets                       (84,834)                        (84,834)
                                                       -------------                   -------------
Balance - December 31, 1999                            $  14,319,370                   $   3,278,719
                                                       =============                   =============

                             SCHEDULE III continued
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

                                                                                                          Partnership
Property name and Location                  Rentable                      Appraised                          Equity
                                             Square       Occupancy       Value of           Note            Before
I. INCOME-PRODUCING                         Footage           %         Property (1)        Payable         Discounts
    PROPERTIES:
5850 San Felipe
  Houston, Texas                            101,868         87%        $ 5,000,000       $ 3,000,000      $   973,714

Sierra Southwest Pointe
  Houston, Texas                            100,723         89%          2,850,000         1,300,000      $ 1,628,030

Sierr Westlakes Development
  Houston, Texas                             95,370         75%          3,800,000         1,957,503        3,800,000
                                                                       ----------------------------------------------
       Total                                                           $11,650,000       $ 6,257,503      $ 6,401,744
                                                                       ===========       ===========      ===========

                                                       Decrease
                                                       in Equity
Property name and Location                               from              Current
                                                      Discounting           Value
I. INCOME-PRODUCING                                   Note Payable         Equity
    PROPERTIES:
5850 San Felipe
  Houston, Texas                                                        $   973,714

Sierra Southwest Pointe
  Houston, Texas                                      $ (12,220)          1,615,810

Sierr Westlakes Development
  Houston, Texas                                                          3,800,000
                                                      -----------------------------
       Total                                          $ (12,220)          6,389,524 (3)
                                                      =============================

II.  NOTE RECEIVABLE (4)                                                  2,900,000
III. INVESTMENT IN UNCONSOLIDATED JOINT VENTURE (5)                       4,883,229
IV. OTHER ASSETS AND LIABILITIES - NET (6)                                  779,378
                                                                        -----------
V.   CURRENT VALUE BASIS EQUITY                                         $14,952,131
                                                                        ===========